September 20, 1996


Costilla Energy, Inc.
400 West Illinois Avenue, 10th Floor
Midland, Texas  79701
Attn: Michael J. Grella

Dear Mike:

We are pleased to advise you that NationsBank of Texas, N.A. ("NATIONSBANK") hereby commits (the "COMMITMENT"), subject to the terms and conditions outlined in this letter and in the Summary of Terms and Conditions attached hereto, incorporated herein and made a part hereof (collectively, this "COMMITMENT LETTER") that it will make available to you a credit facility in an amount up to $50,000,000 (the "CREDIT FACILITY"). Proceeds of the Credit Facility will be used as provided in the Summary of Terms and Conditions.

The Commitment is conditioned upon the preparation, execution and delivery of such documents in form and substance satisfactory to us and our counsel (the "DEFINITIVE DOCUMENTS"), upon the resolution to our satisfaction of any legal or structural issues in connection with the Credit Facility, and upon the absence of a material adverse change in Costilla's financial condition, operations, prospects or properties from that reflected in the information delivered to NationsBank or any of its affiliates in connection with the transaction contemplated by this Commitment Letter. The Commitment is also subject to (i) the completion of such legal and financial review as we determine to be necessary, (ii) the absence of any factors which we determine from such review to adversely affect our ability to offer the Credit Facility as set forth in the attached Summary of Terms and Conditions, and (iii) the satisfaction of all conditions set forth in this Commitment Letter.

Neither this Commitment Letter nor the Commitment is assignable by you. Nothing in this Commitment Letter, express or implied, shall give any person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Commitment Letter. Furthermore, this Commitment Letter is confidential and may not be disclosed to any person or entity except Costilla's officers, directors, employees and professional advisors.

Mr. Michael J. Grella
September 20, 1996
Page 2

Costilla agrees to pay NationsBank the fees and expenses as set forth in the attached Summary of Terms and Conditions. In addition, Costilla agrees to indemnify and hold NationsBank and its affiliates harmless from and against any and all liabilities, claims, losses, damages, penalties, costs, or expenses (including without limitation, reasonable fees and expenses of counsel) of any kind or nature whatsoever which in any way or to any extent may be imposed on, incurred by, or asserted against us in connection with this Commitment Letter, the Definitive Documents, or any of the negotiations, transactions and events at any time associated therewith or contemplated therein except for any of the foregoing arising from the gross negligence or willful misconduct of NationsBank or its affiliates, and upon demand from time to time, to reimburse NationsBank and its affiliates for all reasonable out-of-pocket costs, expenses and other payments, including but not limited to, reasonable legal fees and disbursements incurred or made in connection with the Commitment and the preparation, execution and delivery of the Definitive Documents, regardless of whether or not the Definitive Documents are executed.

Additionally, Costilla agrees to allow NationsBank or any of its affiliates to reference this Commitment for the benefit of promoting NationsBank or such affiliate.

This Commitment Letter (including the attached Summary of Terms and Conditions) sets forth the entire understanding of the parties as to the scope of the Commitment and the obligation of NationsBank with respect thereto. The Commitment will expire at 5:00 PM Midland, Texas time on September 23, 1996 unless accepted prior to such time. The Commitment will also expire on October 15, 1996 if by such date you have not executed and delivered Definitive Documents acceptable to us as contemplated in the attached Summary of Terms and Conditions.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Texas as applied to contracts made and performed within such state, without giving effect to the principles of conflicts of laws thereof. To the fullest extent permitted by applicable law, each of NationsBank and Costilla hereby irrevocably submit to the jurisdiction of any Texas court or Federal court sitting in Texas, in respect of any suit, action or proceeding arising out of or relating to the Commitment, this Commitment Letter or the Definitive Documents and agree that any such suit, action or proceeding may be heard and determined in any such court. Each of NationsBank and Costilla waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Mr. Michael J. Grella
September 20, 1996
Page 3

This Commitment Letter (including the summary of Terms and Conditions) replaces in its entirety the original Commitment Letter dated as of August 27, 1996 between you and NationsBank, which original Commitment Letter shall hereafter be null and void. The $50,000 payment made under the original Commitment Letter will be applied to the $50,000 payment required under this Commitment Letter.

Please indicate your acceptance of the Commitment and your agreement to the matters contained in this Commitment Letter by executing this document and returning it to us at or before 5:00 PM September 23, 1996, together with one-fifth of the underwriting fee ($50,000) due upon your execution of this Commitment Letter with the remainder payable at closing.

Sincerely,

NATIONSBANK OF TEXAS, N.A.



By:  /s/ Frank K. Stowers
     ---------------------------
     Name:  Frank K. Stowers
     Title: Vice President




ACCEPTED AND AGREED TO
as of the date first written above

COSTILLA ENERGY, INC.



By:  /s/ Michael J. Grella
     ---------------------------
     Name:  Michael J. Grella
     Title: President

                      SUMMARY OF TERMS AND CONDITIONS

                            SEPTEMBER 20, 1996


BORROWER:                    Costilla Energy, Inc., a Delaware corporation.

AGENT:                       NationsBank of Texas, N.A. ("NATIONSBANK").

ARRANGER:                    NationsBanc Capital Markets, Inc. ("NCMI").

LENDERS: NationsBank and other financial institutions acceptable to Agent, NCMI and Borrower.

ISSUING LENDER:              NationsBank.

AMOUNT AND TYPE              Revolving Line of Credit consisting of Working
CREDIT FACILITY:             Capital Advances and Acquisition Advances (as
                             described below) in an amount not to exceed the Borrowing Base, subject to the sublimits set forth below. Prior to the second anniversary date of the Credit Facility, the Borrowing Base will be redetermined periodically and increased or decreased in the manner described below, but in no event will the Borrowing Base ever exceed
                             $50,000,000.

                             Beginning on the second anniversary of the date of the Credit Facility, the Borrowing Base will be redetermined periodically and MAY BE DECREASED, BUT WILL NOT BE INCREASED above the amount of the Borrowing Base in effect immediately prior to such redetermination. In addition, the Borrowing Base WILL BE FURTHER REDUCED EACH QUARTER by an amount equal to one-twelfth of the Borrowing Base in effect on such second anniversary date.

WORKING CAPITAL              Limited to maximum of $20,000,000 and used for:
ADVANCES:                    (i) general corporate purposes and (ii) issuance
                             of letters of credit (sub-limit on letter of credit issuance of $1,000,000).

- -----------------------------------------------------------------------------
Costilla Energy, Inc.                    Page 1                   NationsBank

ACQUISITION ADVANCES:        Limited to maximum of $30,000,000 and used for
                             the acquisition of oil and gas reserves that meet all of the following criteria:

                                (a) at least ninety percent (90%) of the
                             value attributable to such reserves (calculated by Borrower using pricing guidelines established by Agent from time to time in its sole discretion) is characterized as proved developed producing reserves under standards recognized by the oil and gas industry.

                                (b) no more than sixty percent (60%) of the
                             value attributable to such reserves is funded with Acquisition Advances.

                                (c) all such reserves are located in the
                             United States of America or in off-shore areas under the jurisdiction of any State or the continental United States of America.

                                (d) the interest to be acquired by Borrower
                             in such reserves is a direct working interest or royalty interest.

                                (e) Borrower has delivered to Agent title
                             opinions covering a substantial part of the reserves (as designated by Agent) in accordance with guidelines established by Agent from time to time in its sole discretion.

                                (f) Borrower has performed environmental due
                             diligence on the associated properties in accordance with standards established by Agent from time to time in its sole discretion.

                               (g) Upon the purchase of such reserves by
                             Borrower, they shall become subject to a first-priority perfected Lien in favor of Agent for the benefit of Lenders.

- -----------------------------------------------------------------------------
Costilla Energy, Inc.                    Page 2                   NationsBank

INTEREST RATE:               Agent's fluctuating "Base Rate" (defined as the
                             higher of Agent's Prime Rate and the Federal
                             Funds Rate plus 1/2%) plus the Applicable Base
                             Rate Margin, based on a 360-day year, payable monthly.

                             Agent's reserve adjusted eurodollar rate for periods of 1, 2, 3, or 6 months, plus the Applicable Eurodollar Rate Margin, based on a 360 day year, payable quarterly and at the end of each interest period.

                             Interest on past due principal and interest shall be payable at the highest lawful rate.

                             The Applicable Margins shall be based upon the outstanding balances of the Credit Facility, including Letter of Credit Obligations, divided by the Borrowing Base then in effect (expressed in basis points):

                                                Less-than  Greater-than  Less-than   Greater-than
                                                    50%         50%         75%           75%
                             Base Rate Margin        0                 25                 50
                             Eurodollar Rate
                              Margin             137.5              162.5                 200

FEES: A commitment fee payable quarterly in arrears on the unutilized portion of the Borrowing Base, and calculated based on a 360-day year (expressed in basis points).

                                                Less-than  Greater-than  Less-than   Greater-than
                                                    50%         50%         75%           75%

                             Commitment Fee           30              35                 40

                             Underwriting fee of 50 bp; 20% due upon
                             acceptance of the commitment and 80% due at closing of the Credit Facility.

                             A fee of 1/4% on any increase in the Borrowing
                             Base.

                             Letter of Credit Fees: (i) issuance fee for the account of the Issuing Lender in the amount of 0.125% of the face amount of each letter of credit issued, and (ii) letter of

- -----------------------------------------------------------------------------
Costilla Energy, Inc.                    Page 3                   NationsBank
                             credit fee for the pro rata accounts of the Lenders equal to the greater of (a) the Applicable Eurodollar Rate Margin per annum of the face amount of each letter of credit and
                             (b) $500, payable at the time of issuance.

                             Agent's fee of $50,000 per year.

AMORTIZATION/MATURITY:       Beginning on the second anniversary of the date
                             of the Credit Facility, quarterly payments of principal in the amount necessary to cause the outstanding balance of the Credit Facility to equal the reduced Borrowing Base. Due in full on the fifth anniversary of the Credit Facility.

OPTIONAL PREPAYMENTS:        Permitted at any time without penalty, so long
                             as no principal bearing interest at a
                             eurodollar rate is paid before the end of the applicable interest period.

BORROWING BASE REDUCTIONS:   Prior to the second anniversary date of the
                             Credit Facility, Borrower may reduce the Borrowing Base within fifteen days after the date on which the Borrowing Base is redetermined.

REQUIRED PREPAYMENTS:        See requirements under Borrowing Base.

SECURITY AND SUPPORTING      First priority liens and assignments of
AGREEMENTS:                  production covering substantially all of
                             Borrower's oil and gas properties and all related contracts.

                             First priority security interest in and pledge of Borrower's stock in all of its subsidiaries.

                             Negative Pledge on all other properties of Borrower and its subsidiaries, and Agreement to Pledge such properties or stock upon request.

                             All security documentation will be prepared by Agent's counsel and must be satisfactory to Agent and Lenders in form and substance.

TITLE ASSURANCES:            Legal opinions or other title assurances
                             satisfactory to Agent covering certain oil and gas properties to be mortgaged and assurances from Borrower that title matters have not materially changed since the title

- -----------------------------------------------------------------------------
Costilla Energy, Inc.                    Page 4                   NationsBank
                             review which occurred in connection with the NationsBridge facility.

ENVIRONMENTAL REVIEW:        An environmental report on the oil and gas
                             properties owned by Borrower, in form and substance and authorship satisfactory to Agent and assurances from Borrower that environmental matters have not materially changed since the environmental due diligence which occurred in connection with the NationsBridge facility.

BORROWING BASE:              The aggregate outstanding principal balance
                             under the Credit Facility (including any letters of credit) may at no time exceed the Borrowing Base, which will be set semi-annually by Agent and Lenders in their sole discretion
                             (Agent and Borrower shall each have the right to request additional Borrowing Base redeterminations but not more than once during any six month period). All Borrowing Base redeterminations will be set by Majority
                             Lenders provided that agreement of 100% of the Lenders will be required to increase the Borrowing Base. INCREASES IN THE BORROWING
                             BASE WILL NOT OCCUR AFTER THE SECOND
                             ANNIVERSARY DATE.

                             To assist Agent and Lenders in setting the Borrowing Base, Borrower will furnish by February 28 of each year an annual engineering report on proved oil and gas properties of Borrower and its subsidiaries, dated as of January 1 of such year, and prepared by Williamson Petroleum Consultants, Inc. or other independent petroleum engineers acceptable to Agent, and Borrower will furnish by July 31 of each year a supplemental in-house engineering report effective as of July 1.

                             Borrower will furnish to Agent and Lenders with these engineering reports a report of production and associated operating statements for the oil and gas properties of Borrower. Borrower will also furnish to Agent and Lenders a quarterly report of production and associated operating statements for the oil and gas properties of Borrower.

                             If the Borrowing Base ever falls below the outstanding balance of the Credit Facility (the amount by which the

- -----------------------------------------------------------------------------
Costilla Energy, Inc.                    Page 5                   NationsBank
                             outstanding balance exceeds the Borrowing Base is herein called the "BORROWING BASE
                             DEFICIENCY"), Borrower must either (i) prepay the Credit Facility in the amount of the deficit within 10 days after notice thereof by Agent, or elect within such period to repay the Borrowing Base Deficiency in 6 equal consecutive monthly installments which shall be in addition to other principal payments due under the Credit Facility or (ii) mortgage to Agent additional oil and gas properties sufficient to cause an increase in the Borrowing Base by the amount of such Borrowing Base Deficiency; however, if a Borrowing Base Deficiency exists as the result of a quarterly reduction occurring after the second anniversary date, Borrower must immediately prepay the Credit Facility in an amount at least equal to the Borrowing Base Deficiency.
                             If Borrower does not (x) elect to cure a Borrowing Base Deficiency within 10 days after notice thereof or (y) immediately eliminate a Borrowing Base Deficiency occurring as a result of a quarterly reduction, Agent may require any of Borrower's subsidiaries to unconditionally guarantee the Credit Facility and grant to Agent first perfected liens and security interests in all of its properties to secure the Credit Facility.

CONDITIONS OF LENDING:       1.  Borrower shall have successfully completed
                             (i) the merger of Costilla Energy, L.L.C. into Costilla Energy, Inc. (the "MERGER"), (ii) the public issuance of ten-year unsecured debt in the net amount of at least $100,000,000 and
                             (iii) equity in the gross amount of at least
                             $60,000,000 upon terms and conditions outlined in the Form S-1 Registration Statements filed with Securities and Exchange Commission on August 30, 1996.

                             2. All documents governing the Credit Facility (including without limitation a Credit Agreement, Promissory Note, and documents establishing the security rights listed above) must be executed and delivered in forms acceptable to Agent and Lenders.

                             3. The Credit Facility and the loan documents must comply with all applicable laws, contracts, instruments and governmental policies.

- -----------------------------------------------------------------------------
Costilla Energy, Inc.                    Page 6                   NationsBank

                              4. There must be no default at closing or any
                              funding, and all representations and warranties must then be true.

                              5. Receipt by Agent of:

                                 (a) Closing certificates of senior officers of
                              Borrower, confirming that all representations and warranties are true, that all closing conditions have been satisfied, and such other matters as Agent may specify.

                                 (b) Certificates of public officials as to
                              Borrower's existence and good standing.

                                 (c) Such legal opinions of counsel for
                              Borrower and Costilla Petroleum Corporation (as to certain transfers of assets only) and satisfaction or resolution of such other legal requirements or risks, as Agent and its counsel may specify including but not limited to opinions regarding the Merger and the associated transfer of assets in connection therewith.

                                 (d) Title assurances as described above.

                                 (e) Environmental review as described above.

                              6. There must be no material adverse change in the financial condition, operations, prospects or properties of Borrower or its subsidiaries from that presented to Agent in connection herewith, and no pending or threatened challenge thereto by governmental officials or third parties.

REPRESENTATIONS AND           The Credit Agreement and other loan documents
WARRANTIES:                   shall contain such representations and warranties
                              that Agent deems appropriate for this
                              transaction, including without limitation confirmation of various factors which Agent and Lenders have considered in making their decision to enter into the Credit Facility.

AFFIRMATIVE COVENANTS:        The Credit Agreement and other loan documents
                              shall contain such affirmative covenants of Borrower and its subsidiaries as are usual and customary for transactions

- --------------------------------------------------------------------------------
Costilla Energy, Inc.                     Page 7                     NationsBank
                              of this kind, including without limitation the following affirmative covenants:

                              1. Borrower will deliver the following
                              financial statements and reports:

                                 (a) Annual audited consolidated (and
                              consolidating upon the request of Agent) financial statements of Borrower and its subsidiaries (with accountants' certificate of no default and officer's certificate of no default) within 105 days after each fiscal year.

                                 (b) Quarterly unaudited consolidated (and
                              consolidating upon the request of Agent) financial statements of Borrower and its subsidiaries (with officer's certificate of no default) within 60 days after each fiscal quarter.

                                 (c) Reports outlined under "BORROWING BASE"
                              above.

                              2. Agent and Lenders will have general access to information about Borrower and its subsidiaries.

                              3. Borrower will pay Agent's and Arranger's expenses, including legal fees, in negotiating, syndicating, administering, enforcing, and defending the various loan documents and rights of Agent and Lenders thereunder, together with interest on amounts not timely paid to the extent permitted by law. Borrower will pay Lenders' expenses, including legal fees, in enforcing and defending the various loan documents and Lenders' rights thereunder, together with interest on amounts not timely paid to the extent permitted by law.

                              4. Borrower and its subsidiaries will maintain insurance as is customary in industry and satisfactory to Agent.

                              5. All transactions among Borrower, its
                              subsidiaries and their affiliates shall be on terms no more favorable

- --------------------------------------------------------------------------------
Costilla Energy, Inc.                     Page 8                     NationsBank
                              than could be obtained from third parties in an arm's length transaction.

                              6. Each of Borrower's subsidiaries that
                              guarantees any Debt of Borrower will also unconditionally guarantee the Credit Facility and grant to Agent first perfected liens and security interests in all of its properties to secure the Credit Facility.

NEGATIVE COVENANTS:           The Credit Agreement and other loan documents
                              shall contain such negative covenants of Borrower and Subsidiaries as are usual and customary for transactions of this type, including without limitation the following negative covenants:

                              1. Debt (other than trade debt, taxes and other current liabilities according to GAAP, but including guaranties) of Borrower and its subsidiaries will be limited to the Credit Facility, public unsecured debt contemplated hereby, and other debt of Borrower not to exceed $750,000. Any intercompany debt will be limited to customary intercompany accounts in an amount to be determined.

                              2. Liens by Borrower and its subsidiaries will be limited to those securing the Credit Facility, and to customary statutory and inchoate liens.

                              3. Mergers by Borrower and its subsidiaries will be prohibited unless Borrower is the surviving entity and no Default or Event of Default exists or occurs as a result of such merger.

                              4. Sales of interests in Borrower's
                              subsidiaries will be prohibited. Sales of property by Borrower and its subsidiaries will be generally prohibited, EXCEPT THAT assets having an aggregate value of $750,000 may be sold during the six-month period following each redetermination of the Borrowing Base without consent of Lenders. Borrower shall notify Agent of each such sale and Agent shall release such property at Borrower's expense. All other sales of property must be approved by Agent and Majority Lenders and the Borrowing Base

- --------------------------------------------------------------------------------
Costilla Energy, Inc.                     Page 9                     NationsBank
                              will be reduced by the value assigned by Lenders to such property.

                              5. Dividends and other payments to equity owners by Borrower will not be permitted. Prepayments, purchases and defeasance of Borrower's public unsecured debt will not be permitted.

                              6. Investments (or acquisitions) by Borrower and its subsidiaries will be limited to (i) high-grade cash equivalents, (ii) investments in the Moldovan operation in amount not to exceed $2,500,000 per year, (iii) oil and gas reserves to which proved reserves are attributable, (iv) Republic Gas Partners, L.L.C., in an amount not to exceed $1,000,000,
                              (v) existing Promissory Notes from A & P Meter Service and Supply, Inc., and (vi) oil and gas leases to which no proved reserves are attributable in an amount not to exceed $2,500,000 per year. Investments by Borrower in its subsidiaries (and loans by Borrower to its subsidiaries) will generally be prohibited unless the subsidiary has unconditionally guaranteed the Credit Facility and granted to Agent first perfected liens and security interests in all of its properties to secure the Credit Facility. Should a Borrowing Base Deficiency or an Event of Default occur, the Agent shall have the right to require that each subsidiary of Borrower unconditionally guaranty the Credit Facility and grant to Agent first perfected liens and security interests in all of its assets to secure the Credit Facility.
                              In the ordinary course of business, cash transfers to and from Borrower's subsidiaries for customary intercompany accounts will be allowed in an amount to be determined. Loans and new lines of business will be generally prohibited.

                              7. Borrower's consolidated current ratio will not be less than 1.0 to 1.0. Current maturities of long term debt will be excluded as current liabilities and up to $10,000,000 of borrowing availability can be included as a current asset.

                              8. After the transactions contemplated hereby, Borrower's consolidated tangible net worth will not be less than the sum of (i) $30,000,000 plus (ii) 50% of Borrower's consolidated net income earned after June

- --------------------------------------------------------------------------------
Costilla Energy, Inc.                     Page 10                    NationsBank

                             30, 1996, plus (iii) 75% of net proceeds from the sale of equity interests in Borrower after the making of the first advance under the Credit Facility.

                             9. Payments due under leases (other than oil and gas leases) by Borrower and its subsidiaries shall not exceed $1,000,000 in any fiscal year.

                             10. Commodity hedging shall be limited in any month, without duplication, to: (i) 100% of proved production for puts and (ii) 75% of proved production for all other derivative products.

                             11. Beginning December 31, 1996, Borrower's ratio of EBITDA to interest expense shall never be less than 2.0 to 1. The calculation of EBITDA and interest expense will be based upon:
                             (i) for the period ending December 31, 1996 the immediately preceding two fiscal quarters annualized, (ii) for the period ending March 31, 1997 the immediately preceding three fiscal quarters annualized, and (iii) for the period ending June 30, 1997 and for each fiscal quarter thereafter, the last four fiscal quarters.

                             12. Neither Borrower nor any of its
                             subsidiaries will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any subsidiary of Borrower: (i) to pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or
                             (iv) to transfer any of its assets to Borrower.

EVENTS OF DEFAULT:           The Credit Agreement and other loan
                             documents will contain such events
                             of default as are usual and customary for transactions of this kind, including without limitation defaults in payment or performance under the Credit Facility, misrepresentations, cross-defaults to other debt instruments or material obligations, events of default related to ERISA and insolvency, change of ownership, change in management and any material


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Costilla Energy, Inc.                  Page 11                  NationsBank
                             adverse change affecting Borrower or any of its subsidiaries.

                             Upon the occurrence of an event of default, Agent may require any of Borrower's subsidiaries to unconditionally guarantee the Credit Facility and grant to Agent first perfected liens and security interests in all of its properties to secure the Credit Facility.

INDEMNIFICATION:             Borrower will generally indemnify Agent, NCMI,
                             their affiliates and all Lenders under the Credit Facility against losses in connection with the Credit Facility and the rights provided to Agent and Lenders in connection therewith, including without limitation indemnification against costs and taxes related to the making, commitment to make, failure to take down or prepayment of loans thereunder or the reservation of capital in connection therewith.

GENERAL: 1. The loan documents will generally be governed by Texas law.

                             2. The loan documents as ultimately executed will constitute the complete agreement of the parties thereto, without modification by this summary of terms and conditions or any discussions among representatives of Borrower, Agent, Lenders, or any other parties.

                             3. The loan documents will provide that the parties thereto will waive, to the maximum extent not prohibited by law, any right to a trial by jury or to claim or recover special, exemplary, punitive or consequential damages, under or in connection with the loan documents as ultimately executed, or any negotiations, transactions or events associated herewith or therewith or contemplated hereby or thereby.

                             4. Each Lender will have the right to assign all or part of its interest in the Credit Facility at its discretion, subject to Borrower's consent which shall not be unreasonably withheld or required if an Event of Default exists, provided that the amount of each such assignment is not less than $10,000,000. A processing fee in the

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                             amount of $2,500 shall be due and payable to
                             Agent upon any assignment of all or part of any Lender's interest in the Credit Facility. In addition, each Lender shall have the right to sell participations in its interest in the Credit Facility, provided that the amount thereof shall be at least $1,000,000 and that no participant shall have the right to (i) participate in setting the Borrowing Base or
                             (ii) approve any amendment to or waiver of the loan documents except for material changes in the amount and term of the Credit Facility.

                             5. Agent and Lenders shall have the right to disclose any and all information they have concerning Borrower, Subsidiaries, their properties and the Credit Facility to NCMI and any financial institution that may participate in the syndication of the Credit Facility.


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Costilla Energy, Inc.                  Page 13                  NationsBank